S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2008 (Dollars in thousands, except per share data)					Page 1 of 3
	2007				2008
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Interest Income	$52,934	$54,274	$54,761	$53,637	$50,458
Interest Expense	24,725	25,321	25,485	23,636	19,909
Net Interest Income	28,209	28,953	29,276	30,001	30,549
Taxable Equivalent Adjustment	1,186	1,216	1,170	1,156	1,148
Net Interest Income (FTE)	29,395	30,169	30,446	31,157	31,697

Provision For Loan Losses	2,178	1,305	1,142	1,187	1,279
Net Interest Income After Provisions (FTE)	27,217	28,864	29,304	29,970	30,418

Security Gains, Net	1,656	481	1,129	579	611

Service Charges and Fees	2,343	2,529	2,605	2,647	2,402
Wealth Management	1,855	1,978	1,751	1,886	1,862
Insurance	1,894	1,792	1,874	1,726	1,997
Other	2,424	2,744	4,270	2,443	2,638

Total Noninterest Income	8,516	9,043	10,500	8,702	8,899

Salaries and Employee Benefits	9,934	10,073	9,910	10,470	10,060
Occupancy and Equip. Expense, Net	2,261	2,447	2,423	2,452	2,660
Data Processing Expense	1,234	1,301	1,179	1,166	1,071
FDIC Expense	76	77	74	75	75
Other	4,084	4,163	4,543	5,518	4,089

Total Noninterest Expense	17,589	18,061	18,129	19,681	17,955

Income Before Taxes	19,800	20,327	22,804	19,570	21,973
Taxable Equivalent Adjustment	1,186	1,216	1,170	1,156	1,148
Applicable Income Taxes	5,316	5,235	5,973	5,103	5,969

Net Income	$13,298	$13,876	$15,661	$13,311	$14,856

Per Common Share Data:
Shares Outstanding at End of Period	24,897,787	24,468,671	24,543,177	24,551,087	24,615,136
Average Shares Outstanding - Diluted	25,389,584	24,847,410	24,690,735	24,677,720	24,680,484
Net Income - Diluted	$0.52	$0.56	$0.63	$0.54	$0.60
Dividends Declared	$0.30	$0.30	$0.30	$0.31	$0.31
Book Value	$13.16	$12.98	$13.36	$13.75	$14.18
Market Value	$33.04	$32.90	$32.09	$27.64	$32.17

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2008 (Dollars in thousands)					Page 2 of 3
	2007				2008
Asset Quality Data	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Nonaccrual Loans and Nonperforming Loans	$19,854	$14,944	$14,445	$16,798	$23,212
Assets acquired through foreclosure or repossession	606	610	869	488	630
Nonperforming Assets	20,460	15,554	15,314	17,286	23,842
Allowance for Loan Losses	35,319	35,808	34,144	34,345	35,717
Nonperforming Loans / Loans	0.73%	0.54%	0.52%	0.60%	0.81%
Allowance for Loan Losses / Loans	1.29%	1.31%	1.24%	1.23%	1.25%
Allowance for Loan Losses / Nonperforming Loans	178%	240%	236%	204%	154%
Net Loan Charge-offs (Recoveries)	78	817	2,806	986	(94)
Net Loan Charge-offs (Recoveries) (annualized)/ Average Loans	0.01%	0.12%	0.41%	0.14%	-0.01%

Balance Sheet (Period-End)

Assets	$3,361,963	$3,368,761	$3,348,096	$3,407,621	$3,463,806
Earning Assets	3,146,934	3,141,844	3,126,714	3,169,594	3,212,919
Securities	412,384	398,612	375,151	372,655	362,053
Loans, Gross	2,734,550	2,743,232	2,751,564	2,796,939	2,850,866
Total Deposits	2,576,887	2,624,495	2,620,176	2,621,825	2,605,187
Non-Interest Bearing Deposits	444,525	446,455	451,196	459,708	471,040
NOW, Money Market & Savings	1,204,833	1,230,290	1,233,969	1,243,061	1,203,833
CD's $100,000 and over	259,390	258,311	250,011	249,643	250,489
Other Time Deposits	668,139	689,439	685,000	669,413	679,825
Short-term borrowings	169,552	144,342	125,809	180,258	211,391
Long-term Debt	246,715	246,487	236,255	226,021	246,403
Shareholders' Equity	327,559	317,707	327,863	337,560	349,073

Balance Sheet (Daily Averages)

Assets	$3,312,784	$3,344,544	$3,339,979	$3,346,685	$3,407,665
Earning Assets	3,108,328	3,134,253	3,127,103	3,137,967	3,198,279
Securities	420,645	403,351	384,405	370,100	369,400
Loans, Gross	2,687,564	2,730,618	2,740,458	2,767,615	2,828,762
Deposits	2,550,819	2,578,878	2,623,770	2,620,448	2,579,321
Shareholders' Equity	339,168	325,966	324,124	333,880	345,939

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2008 (Dollars in thousands, except per share data)					Page 3 of 3
	2007				2008
Profitability Ratios (annualized)	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Return on Average Assets	1.63%	1.66%	1.86%	1.58%	1.75%
Return on Average Shareholders' Equity	15.90%	17.07%	19.17%	15.82%	17.27%
Yield on Earning Assets (FTE)	7.06%	7.10%	7.10%	6.93%	6.49%
Cost of Interest Bearing Funds	4.00%	4.01%	3.99%	3.70%	3.10%
Net Interest Margin (FTE)(4)	3.84%	3.86%	3.86%	3.94%	3.99%
Efficiency Ratio (FTE)(1)	46.40%	46.06%	44.28%	49.38%	44.23%

Capitalization Ratios

Dividends Paid to Net Income	57.21%	53.92%	46.86%	55.31%	51.23%
Shareholders' Equity to Assets (Period End)	9.74%	9.43%	9.79%	9.91%	10.08%
Leverage Ratio (2)	8.38%	8.06%	8.38%	8.57%	9.28%
Risk Based Capital - Tier I (3)	9.23%	8.94%	9.35%	9.50%	10.29%
Risk Based Capital - Tier II (3)	11.45%	11.15%	11.50%	11.64%	12.46%

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter-to-date average earning assets.